LivePerson Announces Fourth Quarter 2025 Financial Results

-- Total Revenue of $59.3 million, above the high-end of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, March 12, 2026 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a leading provider of predictable conversational AI, today announced financial results for the fourth quarter ended December 31, 2025.

Fourth Quarter Highlights

Total revenue was $59.3 million for the fourth quarter of 2025, a decrease of 19% as compared to the same period last year, driven by customer cancellations and downsells.

LivePerson signed 40 deals in total for the fourth quarter, consisting of 36 existing and 4 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 8.8% for the fourth quarter to $680,000, up from approximately $625,000 for the comparable prior-year period. ARPC is calculated using only recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“Over the past year, we improved our balance sheet, optimized our cost structure, and successfully scaled and innovated on our platform,” said John Sabino, LivePerson CEO. “With Syntrix launched, our Google Cloud partnership scaling, and our platform modernization near completion, we are now executing from a stronger position, focused on accelerating innovation, expanding high-velocity partnerships, and returning to growth.”

"We are entering 2026 with a leaner cost base and improved balance sheet, providing a stronger foundation for commercial execution,” said John Collins, LivePerson CFO and COO. “Strong renewal performance in the quarter underscored customer confidence in the staying power of our platform, and we expect growing traction with partners like Google Cloud Marketplace to help maintain the momentum."

Customer Expansion

During the fourth quarter, the Company signed 40 total deals for the quarter, including 36 expansions and 4 new logos. Expansions included:
•a major European telecommunications provider;
•a leading South American bank; and
•a global airline carrier.

New logos included:
•a New Zealand-based wealth manager.

Net Loss, Adjusted Operating Income (Loss) and Adjusted EBITDA

Net loss for the fourth quarter of 2025 was $46.1 million or $3.92 per share, as compared to a net loss of $112.1 million or $19.00 per share for the fourth quarter of 2024. Adjusted operating income, a non-GAAP financial metric, for the fourth quarter of 2025 was $5.5 million, as compared to $1.0 million adjusted operating income for the fourth quarter of 20241 .Adjusted operating income (loss) excludes provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net.

Adjusted EBITDA, a non-GAAP financial measure, for the fourth quarter of 2025 was $10.8 million as compared to adjusted EBITDA of $8.1 million for the fourth quarter of 2024. Adjusted EBITDA excludes interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $95.0 million at December 31, 2025, as compared to $183.2 million at December 31, 2024.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the first quarter of 2026, we currently expect total revenue to range from $53 million to $55 million or (18)% to (15)% year over year. We currently expect recurring revenue to represent 92% of total revenue. For the first quarter of 2026, we currently expect adjusted EBITDA to range from $2 million to $5 million, or a margin of 3.8% to 9.1%.

For the full year 2026, we currently expect total revenue to range from $195 million to $207 million or (20)% to (15)% year over year. In addition, we currently expect recurring revenue to represent 92% of total revenue. For the full year 2026, we currently expect adjusted EBITDA to range from $(4) million to $7 million, or a margin of (2.1)% to 3.4%.

1 All historical share and per share amounts for the periods prior to the completion on October 13, 2025 of the 1:15 reverse stock split have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

First Quarter 2026

Guidance
Revenue (in millions)	$53 - $55
Revenue growth (year-over-year)	(18)% - (15)%
Adjusted EBITDA (in millions)	$2 - $5
Adjusted EBITDA margin (%)	3.8% - 9.1%

Full Year 2026

Guidance
Revenue (in millions)	$195 - $207
Revenue growth (year-over-year)	(20)% - (15)%
Adjusted EBITDA (in millions)	$(4) - $7
Adjusted EBITDA margin (%)	(2.1)% - 3.4%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(In thousands)
Revenue:
Hosted services	$50,973	$60,216	$207,603	$261,682
Professional services	8,315	12,990	36,139	50,792
Total revenue	$59,288	$73,206	$243,742	$312,474

Supplemental Fourth Quarter 2025 Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter of 2025 on the investor relations section of the Company’s web site at ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its fourth quarter of 2025 financial results during a teleconference today, March 12, 2026, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13758561.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until March 26, 2026. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13758561.” A replay will also be available on the investor relations section of the Company’s web site at ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is an enterprise leader in predictable conversational AI. The world's leading brands use our award-winning Conversational Cloud and Syntrix platforms to connect with millions of customers. We power nearly a billion messages every month, providing uniquely rich data analytics, agent training, and AI evaluation tools to unlock the power of conversational AI for better business outcomes. Learn more at liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net loss before interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net; (ii) adjusted EBITDA margin, or net loss before interest expense, interest income, provision for income taxes, depreciation and amortization, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net, divided by revenue; (iii) adjusted operating income (loss), or net loss before provision for income taxes, interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, change in fair value of warrants, gain on troubled debt restructuring, gain on debt extinguishment, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, loss on divestiture, and other (income) expense, net; (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized internal-use software development costs; (v) non-GAAP cost of revenue, or cost of revenue excluding stock-based compensation and IT transformation costs; (vi) non-GAAP sales and marketing expenses, or sales and marketing expenses excluding stock-based compensation and leadership transition costs; (vii) non-GAAP general and administrative expenses, or general and administrative expenses excluding stock-based compensation, litigation, consulting and employee costs, leadership transition costs and acquisition and divestiture costs; and (viii) non-GAAP product development expenses, or product development expenses excluding stock-based compensation, litigation, consulting and employee costs, leadership transition costs and IT transformation costs.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.

Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain existing customers and cause them to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support our customer base; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to realize the intended operational efficiencies and cost savings from our restructuring initiatives; our ability to successfully integrate acquisitions; our ability to secure necessary financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third-party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third-party software for use in our products and services, and our ability to successfully integrate third-party software; potential adverse impact due to foreign currency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meet service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; risks related to our ability to comply with stock exchange listing requirements; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025, and the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 8, 2025, August 13, 2025 and November 12, 2025, respectively. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$59,288	$73,206	$243,742	$312,474
Costs, expenses and other:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	15,918	16,526	69,392	77,395
Sales and marketing	14,192	20,281	75,800	97,337
General and administrative	8,746	16,090	44,441	79,761
Product development	11,453	17,291	54,706	79,784
Depreciation and amortization	5,522	7,521	22,732	42,272
Restructuring costs	489	3,263	11,667	11,139
Impairment of goodwill	41,595	56,924	41,595	60,551
Impairment of intangibles and other assets	2,108	36,304	2,108	46,872
Loss on divestiture	—	—	—	558
Total costs, expenses and other	100,023	174,200	322,441	495,669
Loss from operations	(40,735)	(100,994)	(78,699)	(183,195)
Other (expense) income, net:
Interest expense	(8,073)	(6,286)	(31,530)	(14,486)
Interest income	594	1,312	4,751	5,860
Gain on troubled debt restructuring	—	—	27,720	—
Gain on debt extinguishment	—	—	—	73,083
Other income (expense), net	5,132	(5,554)	13,977	(12,800)
Total other (expense) income, net	(2,347)	(10,528)	14,918	51,657
Loss before provision for income taxes	(43,082)	(111,522)	(63,781)	(131,538)
Provision for income taxes	3,019	606	3,452	2,735
Net loss	$(46,101)	$(112,128)	$(67,233)	$(134,273)

Net loss per share of common stock:
Basic (1)	$(3.92)	$(19.00)	$(8.57)	$(22.70)
Diluted (1)	$(4.14)	$(19.00)	$(12.39)	$(22.70)
Weighted-average shares used to compute net loss per share:
Basic (1)	11,772,983	5,902,768	7,843,700	5,914,344
Diluted (1)	12,213,855	5,902,768	8,640,730	5,914,344

(1) The number of shares has been restated to reflect the 1:15 reverse stock split effectuated on October 13, 2025. All historical share and per share amounts for the periods prior to the completion of the reverse stock split have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

LivePerson, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Year Ended December 31,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(67,233)	$(134,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	14,256	21,989
Depreciation and amortization	21,975	30,310
Reduction of operating lease right-of-use assets	17	4,059
Amortization of purchased intangible assets and finance leases	757	11,962
Amortization of debt issuance costs and accretion of debt discount	7,614	4,513
Impairment of goodwill	41,595	60,551
Impairment of intangibles and other assets	2,108	46,872
Change in fair value of warrants	(13,202)	12,232
Gain on troubled debt restructuring	(42,429)	—
Gain on debt extinguishment	—	(73,083)
Interest expense	15,263	5,810
Allowance for credit losses	866	14,959
Loss on divestiture	—	558
Deferred income taxes	622	623
Changes in operating assets and liabilities:
Accounts receivable	1,160	37,548
Prepaid expenses and other current assets	3,591	7,300
Contract acquisition costs	10,383	3,331
Other assets	34	652
Accounts payable, accrued expenses and other current liabilities	(19,823)	(44,518)
Deferred revenue	(4,315)	(23,058)
Operating lease liabilities	(14)	(4,868)
Other liabilities	(3,660)	1,401
Net cash used in operating activities	(30,435)	(15,130)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized internal-use software development costs	(12,088)	(25,142)
Purchases of intangible assets	(1,639)	(3,074)
Net cash used in investing activities	(13,727)	(28,216)
FINANCING ACTIVITIES:
Payment on settlement of warrants	(1,297)	—
Payment in connection with troubled debt restructuring	(45,000)	—
Proceeds from issuance of 2029 convertible senior notes	—	100,000
Payment for repurchase of 2024 convertible senior notes	—	(72,492)
Payment for repurchase of 2026 convertible senior notes	—	(4,901)
Payment of debt issuance costs	—	(7,584)
Principal payments for financing leases	(26)	(401)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	820	350
Net cash (used in) provided by financing activities	(45,503)	14,972
Effect of foreign exchange rate changes on cash and cash equivalents	1,432	(1,314)
Net decrease in cash, cash equivalents, and restricted cash	(88,233)	(29,688)
Cash, cash equivalents, and restricted cash - beginning of year	183,237	212,925
Cash, cash equivalents, and restricted cash - end of year	$95,004	$183,237

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(46,101)	$(112,128)	$(67,233)	$(134,273)
Add/(less):
Interest expense	8,073	6,286	31,530	14,486
Interest income	(594)	(1,312)	(4,751)	(5,860)
Provision for income taxes	3,019	606	3,452	2,735
Depreciation and amortization	5,342	7,145	21,975	30,310
Amortization of purchased intangibles and finance leases	180	377	757	11,962
Litigation, consulting and other employee costs	(795)	2,029	4,683	16,976
Restructuring costs	489	3,263	11,667	11,139
Stock-based compensation expense	2,652	3,156	14,256	21,989
Change in fair value of warrants	(4,444)	4,442	(13,202)	12,232
Gain on troubled debt restructuring	—	—	(27,720)	—
Gain on debt extinguishment	—	—	—	(73,083)
Impairment of goodwill	41,595	56,924	41,595	60,551
Impairment of intangibles and other assets	2,108	36,304	2,108	46,872
Leadership transition costs	—	(195)	—	2,998
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	—	110	331	1,205
Acquisition and divestiture costs	—	—	—	920
Loss on divestiture	—	—	—	558
Other (income) expense, net	(688)	1,110	(775)	566
Adjusted EBITDA	$10,836	$8,117	$18,673	$24,059

Reconciliation of Adjusted Operating Income (Loss):
Loss before provision for income taxes	$(43,082)	$(111,522)	$(63,781)	$(131,538)
Add/(less):
Interest expense	8,073	6,286	31,530	14,486
Interest income	(594)	(1,312)	(4,751)	(5,860)
Amortization of purchased intangibles and finance leases	180	377	757	11,962
Litigation, consulting and other employee costs	(795)	2,029	4,683	16,976
Restructuring costs	489	3,263	11,667	11,139
Stock-based compensation expense	2,652	3,156	14,256	21,989
Change in fair value of warrants	(4,444)	4,442	(13,202)	12,232
Gain on troubled debt restructuring	—	—	(27,720)	—
Gain on debt extinguishment	—	—	—	(73,083)
Impairment of goodwill	41,595	56,924	41,595	60,551
Impairment of intangibles and other assets	2,108	36,304	2,108	46,872
Leadership transition costs	—	(195)	—	2,998
Working capital adjustment - Kasamba	—	—	—	1,776
IT transformation costs	—	110	331	1,205
Acquisition and divestiture costs	—	—	—	920
Loss on divestiture	—	—	—	558
Other (income) expense, net	(688)	1,110	(775)	566
Adjusted operating income (loss)	$5,494	$972	$(3,302)	$(6,251)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Calculation of Free Cash Flow:
Net cash used in operating activities	$(9,654)	$(3,115)	$(30,435)	$(15,130)
Purchases of property and equipment, including capitalized internal-use software development costs	(2,304)	(3,638)	(12,088)	(25,142)
Total Free Cash Flow	$(11,958)	$(6,753)	$(42,523)	$(40,272)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

GAAP cost of revenue (1)	$15,918	$16,526	$69,392	$77,395
Stock-based compensation	(117)	(198)	(583)	(1,080)
IT transformation costs	—	(110)	(331)	(880)
Non-GAAP cost of revenue	$15,801	$16,218	$68,478	$75,435

GAAP sales and marketing expenses (1)	$14,192	$20,281	$75,800	$97,337
Stock-based compensation	(754)	(903)	(3,698)	(7,394)
Leadership transition costs	—	—	—	(860)
Non-GAAP sales and marketing expenses	$13,438	$19,378	$72,102	$89,083

GAAP general and administrative expenses (1)	$8,746	$16,090	$44,441	$79,761
Stock-based compensation	(1,152)	(948)	(5,963)	(6,789)
Litigation, consulting and employee costs	914	(2,029)	(4,138)	(16,976)
Leadership transition costs	—	195	—	(954)
Acquisition and divestiture costs	—	—	—	(920)
Non-GAAP general and administrative expenses	$8,508	$13,308	$34,340	$54,122

GAAP product development expenses (1)	$11,453	$17,291	$54,706	$79,784
Stock-based compensation	(629)	(1,107)	(4,012)	(6,726)
Litigation, consulting and employee costs	(119)	—	(545)	—
Leadership transition costs	—	—	—	(1,184)
IT transformation costs	—	—	—	(325)
Non-GAAP product development expenses	$10,705	$16,184	$50,149	$71,549

(1) GAAP amounts have been adjusted to remove depreciation and amortization as those are now presented separately in the Consolidated Statements of Operations for each period.

LivePerson, Inc.
Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$95,004	$183,237
Accounts receivable, net of allowances of $4,451 and $8,627 as of December 31, 2025 and 2024, respectively	27,014	28,737
Prepaid expenses and other current assets	15,100	19,250
Total current assets	137,118	231,224
Property and equipment, net	90,389	100,557
Contract acquisition costs, net	23,951	33,559
Intangible assets, net	13,409	15,070
Goodwill, net	184,902	222,554
Deferred tax assets, net	4,511	4,411
Other assets	387	403
Total assets	$454,667	$607,778

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,522	$15,378
Accrued expenses and other current liabilities	38,700	66,582
Deferred revenue	54,295	57,980
Convertible senior notes	20,052	—
Total current liabilities	122,569	139,940
Senior notes, net of current portion	371,732	527,070
Deferred tax liabilities	4,196	3,542
Other liabilities	665	4,542
Total liabilities	499,162	675,094
Commitments and contingencies
Total stockholders’ equity	(44,495)	(67,316)
Total liabilities and stockholders’ equity	$454,667	$607,778

Investor Relations contact
ir-lp@liveperson.com